UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 1, 2017

GREENHOUSE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8400 E. Crescent Pkwy., Suite 600, Greenwood Village, CO  80111

(Address of Principal Executive Offices) (Zip Code)

(970) 439-1905

Registrant's telephone number, including area code

_____________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On August 1, 2017, Greenhouse Solutions, Inc. (the "Company" or "we") and Koios, LLC (together, the “Parties”) terminated the Joint Venture Agreement that was originally entered into on November 5, 2015. Under the agreement, the Parties were to share net profits 50% / 50%, which was to be computed by deducting all manufacturing and direct sales expenses from gross product sales receipts of the Products, and losses, were to be borne by the Parties. The joint venture was to continue as long as marketing of the Products continued on an economically feasible basis. Termination was effectuated by written notice, and is subject to delivery of all paid orders and all accounting to be delivered to the Company.

The Parties will continue to work together to dissolve the joint venture and distribute any remaining assets pursuant to the joint venture agreement after final accounting has been completed. No early termination penalties were assessed against the Company.

Item 7.01 Regulation FD Disclosure.

Press Release

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On August 1, 2017, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit

99.1	Press Release Dated August 1, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhouse Solutions, Inc.

Date: August 7, 2017	By:	/s/ John G. Michak, III
Name: John G. Michak, III
Title: Chief Operating Officer

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